UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 12, 2005,

Intrepid Holdings, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0465858 001-16173 (I.R.S. Employer Identification No.) (Commission File No.)	9100 Southwest Freeway, Suite 130A, Houston, TX (Address of principal executive offices)
Issuer's telephone number: (713) 776-8984	77074 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 11, 2005 the Board of Directors approved and completed the purchase of the assets of One Stop Prescription #2 owned by DB Vaughn, Inc. for $20,000.00 in cash and 100,000 unregistered common shares.

The assets acquired include certain medical third party contracts, 20 state pharmacy licenses, registered by the state board of pharmacy to do pharmacy business in each state, 2 state control substance licenses to regulate narcotic related medication, e.g. Texas Department of Public Services and other pharmacy business related equipment, hardware and inventory.

The purchase of the assets is in keeping with the company business objective.

Item 9.01 Financials

The value of the assets purchased was determined by the cost of replacement at today’s price and expected life.

Pharmacy licenses

$40,000.00

Control substance licenses

$10,000.00

Equipment, hardware and inventory

$3,600.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Intrepid Holdings, Inc.

By: /s/ Thomas John Cloud, Jr.
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Thomas John Cloud, Jr.

President